EXHIBIT 5.1


                              PIPER & MARBURY
                                   L.L.P.

                            CHARLES CENTER SOUTH
                          36 SOUTH CHARLES STREET
                       BALTIMORE, MARYLAND 21201-3018
                                410-539-2530                      WASHINGTON
                              FAX: 410-539-0489                     NEW YORK
                                                                PHILADELPHIA
                                                                      EASTON


                                            December 30,1998


ASSET INVESTORS CORPORATION
3410 South Galena Street
Denver, Colorado  80231

                     Registration Statement on Form S-3

Ladies and Gentlemen:

       We have acted as special Maryland counsel to Asset Investors Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (Registration Number 333-64615) of the Company filed with the Securities and Exchange Commission (the "Commission") on September 29, 1998, (the "Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), for offering (a) by the Company from time to time of up to $200,000,000 aggregate initial offering price of: (i) senior, senior subordinated, or subordinated debt securities (the "Debt Securities") consisting of debentures, notes, and/or other unsecured evidences of indebtedness; (ii) shares of Common Stock, par value $0.01 per share (the "New Common Shares"); (iii) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"); and (iv) warrants to purchase the New Common Shares (the "Common Stock Warrants"), the Preferred Stock (the "Preferred Stock Warrants"), or the Debt Securities (the "Debt Securities Warrants") as shall be designated by the Company at the time of the offering (collectively, the "Warrants") and (b) by certain selling stockholders of the Company, up to 1,545,007 shares (plus such additional shares as may be issued pursuant to certain anti-dilution provisions) of Common Stock, par value $0.01 per share (the "Exchange Shares") that may be issued by the Company in exchange for up to 1,545,007 Partnership Common Units (the "OP Units") of Asset Investors Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") tendered for redemption. The Debt Securities, the New Common Shares, the Preferred Stock, and the Warrants are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

       In our capacity as special Maryland counsel, we have reviewed the following documents:

              (a) The Registration Statement, including the Prospectus (the "Prospectus"), relating to the issuance of the Securities, which forms part of the Registration Statement;

              (b) The Charter, certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT"), and By-Laws, as amended and restated and in effect on the date hereof, of the Company;

              (c) Certified resolutions of the Board of Directors of the Company relating to (i) the Company's organization, (ii) the authorization of the filing of the Registration Statement, and (iii) the authorization of the issuance of the Securities and the Exchange Shares, respectively;

              (d) A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT;

              (e) A Certificate of Secretary (the "Certificate") of the Company, dated the date hereof, as to certain factual matters;

              (f) The Agreement of Limited Partnership of the Operating Partnership dated as of April 30, 1997 (the "Partnership
       Agreement"); and

              (g) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

       In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

       We further assume that:

              (a) The issuance, sale, amount, and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a "Board Action") in accordance with the Company's Charter and By-Laws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

              (b) The issuance, sale, amount, and terms of the Debt Securities (including Debt Securities that are the subject of Debt Securities Warrants) to be offered from time to time by the Company will be authorized and determined by proper Board Action in accordance with the Company's Charter and By-Laws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

              (c) Any Debt Securities will be issued under a valid and legally binding indenture (an "Indenture") that conforms to the description thereof set forth in the Prospectus (and any applicable Prospectus Supplement) and will comply with the Company's Charter and By-Laws and applicable law.

              (d) To the extent that the obligations of the Company under any Debt Securities or related Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture as trustee (the "Trustee") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by such Indenture; such Indenture will have been duly authorized, executed, and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally, with respect to acting as Trustee under such Indenture, with applicable laws and regulations; and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture.

              (e) Appropriate debentures, notes, and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, the Company's Charter and By-Laws, and applicable law.

              (f) Prior to the issuance of any shares of the New Common Shares or the Preferred Stock or of any of the Common Stock Warrants or the Preferred Stock Warrants, there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of the New Common Shares or the Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken.

              (g) Appropriate certificates representing shares of the New Common Shares or the Preferred Stock will be executed and delivered upon issuance and sale of any shares of the New Common Shares or the Preferred Stock, as the case may be, and will comply with the Company's Charter and By-Laws and applicable law.

              (h) Any Warrants will be issued under a valid and legally binding warrant agreement (a "Warrant Agreement") that conforms to the description thereof set forth in the Prospectus (and any applicable Prospectus Supplement), and will comply with the Company's Charter and By-Laws and applicable law.

              (i) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the "Warrant Agent") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed, and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

              (j) The underwriting agreements for offerings of the Securities (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus (and any applicable Prospectus Supplement).

              (k) The issuance of the Common Shares, Preferred Stock and the Exchange Shares will not violate any of the Ownership Limit provisions as defined in Article VII of the Company's Charter.

       Based upon the foregoing and having regard for such legal consideration as we deem relevant, we are of the opinion and advise you that:

              1. When a series of the Debt Securities has been duly authorized and established in accordance with the applicable Board Action, the terms of the Indenture, the Company's Charter and By-laws, and applicable law, and, upon execution, issuance, and delivery of the Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, the Indenture, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of the Debt Securities pursuant to the exercise of one or more Debt Securities Warrants or the exchange of one or more series of the Preferred Stock exchangeable into the Debt Securities, the Debt Securities will constitute valid and legally binding obligations of the Company.

              2. Upon due authorization by Board Action of an issuance of New Common Shares, and upon issuance and delivery of certificates for shares of such New Common Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of the New Common Shares pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of the Preferred Stock convertible into the New Common Shares, the shares of the New Common Shares represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

              3. When a series of the Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law, and, upon issuance and delivery of certificates for shares of such series of the Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of the Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or the conversion of one or more series of the Preferred Stock convertible into the Preferred Stock, the shares of the Preferred Stock represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

              4. When the Warrants have been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable law, and, upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of such Board Action, the Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

              5. The Exchange Shares to be issued and exchanged for OP Units tendered for redemption have been duly authorized by the Board of Directors and, when such OP Units have been exchanged in accordance with the terms of the Partnership Agreement and stock certificates representing such Exchange Shares have been executed, issued and delivered, such Exchange Shares will be validly issued, fully paid, and non-assessable.

       The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

       This opinion is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. This opinion is rendered as of the date hereof. We assume no obligation to update this opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

       We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. We further consent to the reliance on this opinion by Skadden, Arps, Slate, Meagher & Flom LLP, in rendering their opinion to the Company in connection with the filing of the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.


                                          Very truly yours,


                                          /s/ Piper & Marbury L.L.P.